UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 17, 2006

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (305) 947-1664
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended & Restated Credit Agreement
Press Release

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     On January 17, 2006, Equity One, Inc., a Maryland corporation (“Equity One” or the “Company”), announced that it had entered into a $275 million unsecured revolving credit facility with a syndicate of banks for which Wells Fargo Bank, National Association is the sole lead arranger and administrative agent. The facility bears interest at the Company’s option at (i) LIBOR plus 0.45% to 1.15%, depending on the credit ratings of the Company’s senior unsecured long term notes, or (ii) at the Federal Funds Rate plus 0.50%. The facility is guaranteed by most of the Company’s subsidiaries. Based on the Company’s current rating, the LIBOR spread is 0.80%. The new facility replaces Equity One’s existing $340 million credit facility and had an initial outstanding balance of $137.5 million as of the closing.
     The facility also includes a competitive bid option which allows the Company to conduct auctions among the participating banks for borrowings at any one time outstanding up to 50% of the then commitments (initially an amount not to exceed $137.5 million), a $35 million swing line facility for short term borrowings and a $20 million letter of credit commitment. At the request of the Company, the total commitments under the facility may be increased up to a total of $400 million. The facility expires January 17, 2009, with a one year extension option. In addition, the facility contains customary covenants, including financial covenants regarding debt levels, total liabilities, interest coverage, EBITDA coverage ratios, unencumbered properties, permitted investments and others. The facility also prohibits stockholder distributions in excess of 95% of funds from operations calculated at the end of each fiscal quarter for the four fiscal quarters then ending. Notwithstanding this limitation, the Company can make stockholder distributions to avoid income taxes on asset sales. If a default under the facility exists, the Company’s ability to pay dividends would be limited to the amount necessary to maintain the Company’s status as a REIT unless the default is a payment default or bankruptcy event in which case the Company would be prohibited from paying any dividends.
     The amended and restated credit agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference in its entirety. The Company issued a press release announcing the execution of the amended and restated credit agreement which is attached to this report as Exhibit 99.1 and is incorporated herein by reference in its entirety.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable

(b)	Pro Forma Financial Information. Not applicable

(c)	Exhibits.
10.1	Amended and Restated Credit Agreement, dated as of January 17, 2006, among Equity One, each of the financial institutions initially a signatory thereto, Wachovia Bank National Association and SunTrust Bank, as Co-Syndication Agents, PNC Bank National Association and JP Morgan Chase Bank, N.A., as Co-Documentation Agents, Bank of America, N.A., Harris Nesbitt (Bank Of Montreal) and Branch Banking and Trust Company, as Managing Agents, and Wells Fargo Bank, National Association as Administrative Agent and as Sole Lead Arranger

99.1	Press Release of Equity One dated January 17, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: January 20, 2006	By:	/s/ Howard M. Sipzner

Howard M. Sipzner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

10.1	Amended and Restated Credit Agreement, dated as of January 17, 2006, among Equity One, each of the financial institutions initially a signatory thereto, Wachovia Bank National Association and SunTrust Bank, as Co-Syndication Agents, PNC Bank National Association and JP Morgan Chase Bank, N.A., as Co-Documentation Agents, Bank of America, N.A., Harris Nesbitt (Bank Of Montreal) and Branch Banking and Trust Company, as Managing Agents, and Wells Fargo Bank, National Association as Administrative Agent and as Sole Lead Arranger

99.1	Press Release of Equity One dated January 17, 2006

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